Exhibit (h)(9)

APPENDIX A

TO THE AMENDED AND RESTATED SHAREHOLDERS’ ADMINISTRATIVE SERVICES AGREEMENT

INVESTMENT COMPANY/FUND	TYPE OF ENTITY	EFFECTIVE DATE
BlackRock Balanced Capital Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Basic Value Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Bond Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Total Return Fund		September 12, 2012
BlackRock California Municipal Series Trust	Massachusetts business trust	September 12, 2012
BlackRock California Municipal Bond Fund		September 12, 2012
BlackRock Capital Appreciation Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Equity Dividend Fund	Massachusetts business trust	September 12, 2012
BlackRock EuroFund	Massachusetts business trust	September 12, 2012
BlackRock Focus Growth Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Funds II	Massachusetts business trust	September 12, 2012
BlackRock Aggressive Growth Prepared Portfolio		September 12, 2012
BlackRock Core Bond Portfolio		September 12, 2012
BlackRock Conservative Prepared Portfolio		September 12, 2012
BlackRock Emerging Market Local Debt Portfolio		September 12, 2012
BlackRock Floating Rate Income Portfolio		September 12, 2012
BlackRock Global Dividend Income Portfolio		September 12, 2012
BlackRock GNMA Portfolio		September 12, 2012
BlackRock Growth Prepared Portfolio		September 12, 2012
BlackRock High Yield Bond Portfolio		September 12, 2012
BlackRock Inflation Protected Bond Portfolio		September 12, 2012
BlackRock International Bond Portfolio		September 12, 2012
BlackRock Long Duration Bond Portfolio		September 12, 2012
BlackRock Low Duration Bond Portfolio		September 12, 2012
BlackRock Moderate Prepared Portfolio		September 12, 2012
BlackRock Multi-Asset Income Portfolio		September 12, 2012
BlackRock Secured Credit Portfolio		September 12, 2012
BlackRock Strategic Income Opportunities Portfolio		September 12, 2012
BlackRock U.S. Government Bond Portfolio		September 12, 2012
LifePath® Active 2015 Portfolio		September 12, 2012
LifePath® Active 2020 Portfolio		September 12, 2012
LifePath® Active 2025 Portfolio		September 12, 2012
LifePath® Active 2030 Portfolio		September 12, 2012
LifePath® Active 2035 Portfolio		September 12, 2012
LifePath® Active 2040 Portfolio		September 12, 2012

INVESTMENT COMPANY/FUND	TYPE OF ENTITY	EFFECTIVE DATE
LifePath® Active 2045 Portfolio		September 12, 2012
LifePath® Active 2050 Portfolio		September 12, 2012
LifePath® Active 2055 Portfolio		February 28, 2013
BlackRock Global Allocation Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Global SmallCap Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Long-Horizon Equity Fund	Delaware statutory trust	September 12, 2012
BlackRock Mid Cap Value Opportunities Series, Inc.	Maryland corporation	September 12, 2012
BlackRock Mid Cap Value Opportunities Fund		September 12, 2012
BlackRock Multi-State Municipal Series Trust	Massachusetts business trust	September 12, 2012
BlackRock New Jersey Municipal Bond Fund		September 12, 2012
BlackRock New York Municipal Bond Fund		September 12, 2012
BlackRock Pennsylvania Municipal Bond Fund		September 12, 2012
BlackRock Municipal Bond Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock High Yield Municipal Fund		September 12, 2012
BlackRock National Municipal Fund		September 12, 2012
BlackRock Short-Term Municipal Fund		September 12, 2012
BlackRock Municipal Series Trust	Massachusetts business trust	September 12, 2012
BlackRock Intermediate Municipal Fund		September 12, 2012
BlackRock Natural Resources Trust	Massachusetts business trust	September 12, 2012
BlackRock Value Opportunities Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock World Income Fund, Inc.	Maryland corporation	September 12, 2012

Agreed to and accepted as of February , 2013. EACH INVESTMENT COMPANY LISTED ABOVE ON BEHALF OF ITSELF AND ON BEHALF OF ITS INVESTMENT PORTFOLIOS LISTED ABOVE

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